EXHIBIT 1. 2
[Translation]
REGULATIONS OF THE BOARD OF DIRECTORS
Amended as of June 29, 2006
TDK Corporation

TSG-21 (11)
REGULATIONS OF THE BOARD OF DIRECTORS
1 GENERAL PROVISIONS
Purpose
1	Except as may be otherwise specifically provided for under laws and regulations, and the Articles of Incorporation, matters relating to the board of directors of TDK Corporation (the “Board of Directors”) shall be as set forth in this Regulations of the Board of Directors (this “Regulations”).
Duties
2	The Board of Directors shall determine important matters relating to the execution of the business of TDK Corporation (the “Company”), and supervise the performance by the Representative Director, Directors and Corporate Officers of their respective duties.
Composition
3	The Board of Directors shall be composed of all Directors.
Corporate Auditors
4	Corporate Auditors shall attend meetings of the Board of Directors, and shall, if deemed necessary by such Corporate Auditors, state their opinions thereat.
Time of Convocation of the Meeting
5 (1)	An ordinary meeting of the Board of Directors shall be held at least once every month. Provided, however, that the date and time of an ordinary meeting of the Board of Directors may be changed due to unavoidable reasons.

(2)	In addition to the preceding paragraph and if necessary, an extraordinary meeting of the Board of Directors may be held.
Place of the Meeting
6	Meetings of the Board of Directors shall be held at the head office of the Company. Provided, however, that such meetings may be held at other locations for convenience.

Convener and Chairman of Meetings of the Board of Directors
7 (1)	Except as may be otherwise specifically provided for under laws and regulations, the Representative Director shall convene and be the chairman of meetings of the Board of Directors. If there are multiple Representative Directors, the Representative Director with preference over the other Representative Director(s) pursuant to the pre-determined order of preference established by the Board of Directors shall convene such meetings and act as a chairman thereat. If such Representative Director with preference is unable to take such action, pursuant to the pre-determined order of preference established by the Board of Directors, the Director with preference over the remaining Directors shall substitute for such Representative Director..

(2)	Each of Directors may demand the convocation of a meeting of the Board of Directors by submitting a document stating the purpose of such meeting to the Representative Director.

(3)	If necessary under the provisions of laws and regulations, each Corporate Auditor may demand the convocation of a meeting of the Board of Directors.
Notice of Convocation of a Meeting of the Board of Directors
8 (1)	A notice of convocation of a meeting of the Board of Directors shall set forth the date and time, place and agenda for such meeting, and shall be sent to each Director and each Corporate Auditor no later than three (3) days prior to the date of such meeting. Provided, however, that if time is of the essence, such period may be shortened.

(2)	If there is unanimous consent of all Directors and Corporate Auditors, a meeting of the Board of Directors may be held without satisfaction of the procedures provided under the preceding paragraph.
Presence of Outsider
9	The Board of Directors may, as may be necessary, request the attendance of persons other than Directors and Corporate Auditors at meetings of the Board of Directors and ask for their opinion or explanation.
Method of Resolution
10 (1)	Resolutions of meetings of the Board of Directors shall be made by a majority vote of Directors present at such meetings to which a majority of the Directors attend.

(2)	A Director who has a special interest in the resolutions provided under the preceding paragraph may not participate in the vote thereon.
Resolutions in writing
11 (1)	If a Director proposes a matter for inclusion in an agenda for a meeting of the Board of Directors, the Director may request all Directors to express in writing or electromagnetic record form their intention of consent to such proposal, upon delivery of the content of and related materials for such matter to all Directors and Corporate Auditors in writing or electromagnetic record form.

(2)	In the event that the circumstances of the preceding paragraph are applicable, and if all Directors and Corporate Auditors unanimously consent to the proposal in writing or electromagnetic record form, the Company shall deem that a resolution of a meeting of the Board of Directors adopting such proposal was made. Provided, however, that such shall not be the case if a Corporate Auditor expresses its objection to such proposal.
Matters to be Resolved
12	Matters that require determination by a resolution of a meeting of the Board of Directors shall be as set forth in Schedules 1-4 attached hereto.
Matters to be Reported
13 (1)	The Representative Directors and Directors shall, at least once every three (3) months and whether personally or through Corporate Officers, report to a meeting of the Board of Directors the status of execution of business of the Company that are set forth in Schedule 5 attached hereto, and other matters considered to be necessary by the Representative Directors and Directors.

(2)	A Director who conducted transactions provided under any paragraph of Article 356, paragraph 1 of the Company Law must, without delay, report to a meeting of the Board of Directors the important fact relating to such transactions.

(3)	If the Representative Directors and Directors provide notice of the matter that should be reported to the Board of Directors to all Directors and Corporate Auditors in writing or electromagnetic record form, such matter needs not to be reported to a meeting of the Board of Directors. Provided, however, that such shall not be the case as in relation to the reporting of the status of execution of business of the Company provided under paragraph 1.

Minutes
14 (1)	A summary of proceedings and results at a meeting of the Board of Directors, and other matters provided for by laws and regulations shall be stated or recorded in the minutes. The Directors and Corporate Auditors present shall affix their names and seals or make electronic signatures thereto.

(2)	The summary of proceedings and results at the meeting of the Board of Directors shall be notified to the absent Directors and Corporate Auditors.
Secretariat
15	The secretariat of the Board of Directors shall be the legal department.
Changes in the Regulations of the Board of Directors
16	Any amendments to this Regulations shall require resolution of a meeting of the Board of Directors.

2. SUPPLEMENTARY RULES
Establishment and Amendments:

June 1, 1970	Establishment (00)
February 1, 1975	Amendment (01)
October 1, 1982	Amendment (02)
December 1, 1986	Amendment (03)
December 1, 1990	Amendment (04)
May 1, 1994	Amendment (05)
June 26, 1998	Amendment (06)
June 27, 2002	Amendment (07)
September 24, 2003	Amendment (08)
October 29, 2003	Amendment (09)
June 29, 2006	Amendment (10)
June 29, 2006	Amendment (11)

Schedule 1
Matters to be resolved at the Meeting of the Board of Directors
I. Matters provided for by laws and regulations:
1.	Matters relating to shares:
(1)	Acquisition of own shares held by subsidiaries (Article 163 of the Company Law)

(2)	Acquisition of own shares through transactions in the market, etc. (Article 165, paragraph 2 and paragraph 3, Article 157, paragraph 2 of the Company Law, and Article 8 of the Articles of Incorporation)

(3)	Cancellation of treasury stock (Article 178, paragraph 2 of the Company Law)

(4)	Stock split (Article 183, paragraph 2 of the Company Law)

(5)	Gratis allotment of shares (Article 186, paragraph 3 of the Company Law)

(6)	Amendments to the Articles of Incorporation to decrease the number of shares constituting one unit or abolition of the provisions of the Articles of Incorporation relating to the number of shares constituting one unit (Article 195, paragraph 1 of the Company Law)

(7)	Matters relating to sale and purchase of shares held by missing shareholders (Article 197, paragraph 4 of the Company Law)

(8)	Issuance of offered shares and disposition of own shares (Article 201, paragraph 1, and Article 202, paragraph 3, item 3 of the Company Law)

(9)	Matters relating to disposing of any fraction of a share that is less than one share (Article 234, paragraph 5 of the Company Law)

(10)	Issuance of offered stock acquisition rights (Article 240, paragraph 1, Article 241, paragraph 3, item 3, and Article 243, paragraph 2 of the Company Law)

(11)	Approval of the transfer of stock acquisition rights with restrictions on transfer (Article 265, paragraph 1 of the Company Law)

(12)	Approval of the date prescribed by Article 236, paragraph 1, item 7(b) of the Company Law in the case that stock acquisition rights with terms on reacquisition contain provisions prescribed by Article 236, paragraph 1, item 7(b) (Article 273, paragraph 1 of the Company Law)

(13)	Decision etc. on acquisition of stock acquisition rights with terms on reacquisition (Article 274, paragraph 2 of the Company Law)

(14)	Gratis allotment of stock acquisition rights (Article 278, paragraph 3 of the Company Law)

(15)	Convocation of a general meeting of shareholders (Article 298, paragraph 4 of the Company Law)

(16)	Issuance of bonds (Article 362, paragraph 4, item 5 of the Company Law)

(17)	Decrease of the amount of paid-in capital which is effected simultaneously with the issuance of shares; provided, however, that this is limited to the case where the amount of paid-in capital after the date when the decrease of the amount of paid-in capital takes effect, is not less than the amount of paid-in capital before such effective date (Article 447, paragraph 3 of the Company Law)

(18)	Decrease of the amount of reserve which is effected simultaneously with the issuance of shares; provided, however, that this is limited to the case where the amount of reserve after the date when the decrease of the amount of reserve takes effect, is not less than the amount of reserve before such effective date (Article 448, paragraph 3 of the Company Law)

(19)	Decision on interim dividends (Article 454, paragraph 5 of the Company Law, and Article 44 of the Articles of Incorporation)
2.	Matters relating to Directors:
(1)	Appointment and dismissal of Representative Directors (Article 362, paragraph 2, item 3 of the Company Law, and Article 24 of the Articles of Incorporation)

(2)	Approval of competitive transactions conducted by Director, transactions conducted by Director with the Company for the benefit of himself or herself, or a third party, guarantee by the Company of a debt of Director and other transactions conducted by a person other than Director where interests of the Company and the Director are in conflict (Article 365, paragraph 1 of the Company Law)

(3)	Convener of a meeting of the Board of Directors (Article 366, paragraph 1 of the Company Law, and Article 25, paragraph 2 of the Articles of Incorporation)

3.	Matters to be proposed at the general meeting of shareholders:
(1)	Acquisition of own shares not through transactions in the market, etc. (Article 156, paragraph 1, and Article 160, paragraph 1 of the Company Law)

(2)	Consolidation of shares (Article 180, paragraph 2 of the Company Law)

(3)	Disposition of own shares for a specially favorable amount to be paid (Article 199, paragraph 2, Article 201, paragraph 1, and Article 199, paragraph 3 of the Company Law)

(4)	Issuance of offered shares by a specially favorable amount to be paid (Article 199, paragraph 2, Article 201, paragraph 1, and Article 199, paragraph 3 of the Company Law)

(5)	Issuance of offered stock acquisition rights by a specially favorable amount to be paid (Article 238, paragraph 2, Article 240, paragraph 1, and Article 238, paragraph 3 of the Company Law)

(6)	Appointment and dismissal of Directors, Corporate Auditors and Accounting Auditors (Article 329, paragraph 1, and Article 339, paragraph 1 of the Company Law)

(7)	Decision on remunerations, etc. to Directors and Corporate Auditors (Article 361, paragraph 1, and Article 387, paragraph 1 of the Company Law)

(8)	Partial exemption of liabilities of a Director, Corporate Auditor or Accounting Auditor (Article 425, paragraph 1 of the Company Law)

(9)	Approval of accounting documents including the balance sheet and the statement of profit and loss, etc. and the business report and their supporting schedules, or the fact that the accounting documents fulfill the requirements under Article 163 of the Company Accounting Regulations (Article 436, paragraph 3, and Article 439 of the Company Law)

(10)	Approval of temporary accounting documents (Article 441, paragraph 3 of the Company Law)

(11)	Approval of consolidated accounting documents (Article 444, paragraph 5 of the Company Law)

(12)	Decrease of the amount of paid-in capital (Article 447, paragraph 1 of the Company Law)

(13)	Decrease of the amount of reserve (Article 448, paragraph 1 of the Company Law)

(14)	Increase in paid-in capital due to decrease in retained earnings (Article

450 of the Company Law)
(15)	Increase in reserve due to decrease in retained earnings (Article 451 of the Company Law)

(16)	Disposition of retained earnings (Article 452 of the Company Law)

(17)	Distribution of retained earnings (Article 454, paragraph 1 of the Company Law)

(18)	Amendment of the Articles of Incorporation (Article 466 of the Company Law)

(19)	Transfer of business, etc., ex post facto establishment (Article 467, paragraph 1 of the Company Law)

(20)	Winding-up of the Company (Article 471, item 3 of the Company Law)

(21)	Appointment and dismissal of liquidators and representative liquidators (Article 478, paragraph 1, item 3, Article 479, paragraph 1, and Article 483, paragraph 3 of the Company Law)

(22)	Demerger (Article 783, paragraph 1, Article 795, paragraph 1, and Article 804, paragraph 1 of the Company Law)

(23)	Share exchange (Article 783, paragraph 1, and Article 795, paragraph 1 of the Company Law)

(24)	Merger (Article 783, paragraph 1, Article 795, paragraph 1, and Article 804, paragraph 1 of the Company Law)

(25)	Share transfer (Article 804, paragraph 1 of the Company Law)
- End -

Schedule 2
Matters to be resolved at the Meeting of the Board of Directors
II. Important Matters for Businesses pursuant to Article 362, paragraph 4 of the Company Law:
1.	Matters relating to shares:
(1)	Establishment, amendments and abolition of the Share Handling Regulations
2.	Matters relating to Directors:
(1)	Allotment of duties to Directors, and commission and release of services as employees

(2)	Assumption of positions with executive power of affiliates of the Company and other business companies by Directors

(3)	Establishment, amendments and abolition of the regulations and internal rules for Directors
3.	Matters relating to Corporate Officers:
(1)	Appointment and dismissal of Corporate Officers

(2)	Establishment, amendments and abolition of the regulations and internal rules for Corporate Officers

(3)	Appointment and dismissal of positions with executive power of Corporate Officers

(4)	Assumption of positions with executive power of affiliates of the Company and other business companies by Corporate Officers

(5)	Allotment of duties to Corporate Officers

(6)	Remunerations and bonuses to Corporate Officers

(7)	Approval of competitive transactions and transactions in conflict with the interests of the Company conducted by Corporate Officers
4.	Matters relating to management:
(1)	TDK Group’s basic management policy

(2)	Important business plans

(3)	Important acquisition and disposition of company, etc.

(4)	Important business expansion and contraction, and abolition of important businesses

(5)	Important business alliances and technical alliances

(6)	Establishment, changes and abolition of important business offices,

branches, manufacturing facilities and research institutes
5.	Matters relating to organization and personnel affairs:
(1)	Rearrangement of TDK Group’s organization

(2)	Appointment and dismissal of members and chairpersons of important committees

(3)	Appointment and dismissal of important employees

(4)	Important labor-management agreements

(5)	Establishment, amendments and abolition of important employment regulations

(6)	Important disciplinary measures and discharges

(7)	Commission and release of counselors
6.	Matters relating to facilities:
(1)	Sale and purchase, and lease and rental, etc. of important facilities

(2)	Sale and purchase, and lease and rental, etc. of important land and buildings

(3)	Sale and purchase, and lease and rental, etc. of important welfare facilities

(4)	Decision on a budget for important facilities of TDK Group
7.	Matters relating to development and technology:
(1)	Sale and purchase, license and disposition of important intellectual property rights with third parties

(2)	Management of important complaints

(3)	Commencement, suspension and amendment of important research and development activities with third parties
8.	Matters relating to financial affairs:
(1)	Establishment of important security interest

(2)	Important donations, patronages and contributions, etc.

(3)	Important investments, loans, etc.

(4)	Important debt or performance guarantees

(5)	Important borrowings

(6)	Acquisition and disposition of important bonds or shares of other companies held for the purpose other than the investment

(7)	Disposition of important uncollectible debts

(8)	Important fund plans
9.	Matters relating to consolidated subsidiaries and equity method affiliates:
(1)	Incorporation, merger, liquidations, business transfer etc., share exchange, share transfer, demerger and changes in the company name of a consolidated subsidiary and an equity method affiliate
(2)	Capital increase or decrease of a consolidated subsidiary and an equity method affiliate

(3)	Changes in the shareholding ratio of shares of a company held by the Company that will influence the judgment as to whether the company is a consolidated subsidiary or whether the company is an equity method affiliate; changes in the number of shares of a company held by the Company resulting in the Company holding a management power over the company

(4)	Other important matters relating to the consolidated subsidiaries and equity method affiliates
10.	Matters relating to important litigations, settlements and applications for patents or other intellectual property rights;

11.	Approval of the allotment of non-audit services to the Accounting Auditors and dismissal thereof in accordance with the Sarbanes-Oxley Act of 2002 of the U.S.;

12.	Matters relating to the establishment of systems to ensure that the execution of duties by Directors is in compliance with laws and regulations, and the Articles of Incorporation, or other systems to ensure that businesses of the Company are duly performed;

13.	Amendments and abolition of important committee charters

14.	Approval for disclosure of information through the documents set forth below, which the company information concerning financial affairs contained therein had been decided as accurate and reasonable by the Information Disclosure Committee
(1)	Notices of the convocation of the general meeting of shareholders

(2)	Annual securities reports

(3)	Annual reports on Form 20-F

(4)	Semiannual securities reports

(5)	Financial reports in the abbreviated form, interim financial reports, summary of quarterly financial and business reports

(6)	Amendments to the reports stated in items (2) and (4) above
15.	Specially important matters for businesses or matters equally important to each item as set forth above pursuant to the “Regulations for the Determination of Duties” etc.
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Schedule 3
Matters to be resolved at the Meeting of the Board of Directors
III. Matters provided for by the Articles of Incorporation:
1.	Matters relating to shares:
(1)	Determination of an administrator of the shareholders’ register and the location for handling the business of such administrator (Article 12, paragraph 2 of the Articles of Incorporation)

(2)	Determination of record date (Article 14, paragraph 2 of the Articles of Incorporation)
2.	Matters relating to Directors:
(1)	Determination of the order of preference of the Director in becoming the convener and chairperson of general meetings of shareholders (Article 16, paragraph 2 of the Articles of Incorporation)

(2)	Determination of the order of preference of the Director in becoming the convener and chairperson of meetings of the Board of Directors (Article 25, paragraph 2 of the Articles of Incorporation)
- End -

Schedule 4
Matters to be resolved at the Meeting of the Board of Directors
IV. Matters entrusted by the general meeting of shareholders:
- End -

Schedule 5
Matters to be reported to the Meeting of the Board of Directors
1.	The Representative Directors shall prepare balance sheets, profit and loss statements and cash flow statements, and report to the Board of Directors.

2.	The Representative Directors and Directors shall personally or through the Corporate Officers report the following items to meetings of the Board of Directors when necessary pursuant to the “Regulations for the Decision on Duties” and the like. (Article 363, paragraph 2 of the Company Law)
(1)	Process and results of the execution of the matters resolved at a meeting of the Board of Directors

(2)	Important items among the items that were decided by the Representative Director

(3)	Status of implementation of business plans

(4)	Status of material procurement division

(5)	Status of implementation of technology development plans

(6)	Important matters for financial affairs

(7)	Important matters for employees and salaries

(8)	Important matters for legal affairs and public affairs

(9)	Important matters for environment preservation and engineering works

(10)	Important matters for facilities

(11)	Personnel affairs for Directors, Corporate Auditors and Corporate Officers of consolidated subsidiaries

(12)	Other important matters
3.	Matters necessary to be reported to meetings of the Board of Directors pursuant to laws and regulations, and the Articles of Incorporation (including but not limited to, the transactions, etc. prescribed by Article 356, paragraph 1 of the Company Law)
- End -